EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports First Quarter 2007 Financial Results

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—May 3, 2007—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North America third-party logistics and freight transportation provider, today reported financial results for the three-month period ended April 6, 2007.

FIRST QUARTER RESULTS

Reflecting a softening in domestic intermodal and truck volumes for the quarter ended April 6, 2007, income from operations decreased 41.0 percent to $14.4 million, compared to $24.4 million for the quarter ended April 7, 2006. Revenues decreased $4.3 million to $465.1 million compared to $469.4 million a year earlier, and diluted earnings per share decreased by $0.15 to $0.21 for the 2007 quarter, compared to $0.36 a year earlier.

“The softer domestic market impacted the company’s rail brokerage, trucking and domestic Stacktrain operations and was partially offset by increased wholesale auto and wholesale international volumes,” said Mike Uremovich, Pacer’s chairman and chief executive officer. He added that results include $1.8 million in severance costs and restructuring charges incurred during the 2007 quarter and a $1.8 million write-off of loan fees associated with the refinancing of Pacer’s credit facility during the quarter.

Pacer’s cash flow remains strong with $26.7 million of operating cash flow for the quarter. Cash flow was used to pay a $5.6 million dividend declared in the fourth quarter of 2006 and to repurchase $9.8 million of common stock during the 2007 quarter.

“We are making changes at Pacer to streamline operations and increase efficiency and profitability in both of our operating segments and in the corporate offices,” said Uremovich. “We have incurred severance costs during the quarter that will reduce employment and we plan on closing four facilities within our logistics segment by June 2007.”

“In addition, we have established a senior management team to identify and implement process improvements and other savings opportunities to improve results in the future. We have favorably refinanced our debt and increased our borrowing capacity to a total of $250 million, and we have extended the maturity of our credit agreement to the year 2012. We expect these actions to provide additional framework for improved results. Also, our board of directors, on April 3, 2007, approved an additional $100 million share repurchase.”

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Thursday, May 3). To participate, please call five minutes early by dialing (877) 209-0397 (in USA) and ask for “Pacer First Quarter 2007 Earnings Call.” International callers can dial (612) 332-0637.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from May 3 at 10:15 p.m. Eastern Time to June 3 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 870788. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, through its Intermodal and Logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The Intermodal segment offers wholesale services provided by Pacer Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and Pacer Cartage (local trucking), as well as retail services through its Rail Brokerage group (intermodal marketing). The Logistics segment provides retail truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its Intermodal and Logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; our ability to successfully identify and implement process improvements and cost savings opportunities to improve our operating results; changes in our business strategy, development plans or cost savings plans; difficulties in maintaining or enhancing our information technology systems; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 29, 2006 filed with the SEC on February 21, 2007. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel.

510/865-0800, or steve@potashco.com

CONTACT:    Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell:    925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

April 6, 2007
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$7.3
Accounts receivable, net	210.4
Prepaid expenses and other	16.9
Deferred income taxes	2.4

Total current assets	237.0

Property and equipment
Property, plant & equipment at cost	98.4
Accumulated depreciation	(66.4)

Property and equipment, net	32.0

Other assets
Goodwill, net	288.3
Deferred income taxes	1.6
Other assets	17.2

Total other assets	307.1

Total assets	$576.1

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$—
Accounts payable and accrued liabilities	181.2

Total current liabilities	181.2

Long-term liabilities
Long-term debt and capital leases	59.0
Other	5.6

Total long-term liabilities	64.6

Stockholders’ equity
Common stock	0.4
Paid In capital	290.3
Retained earnings	39.7
Accumulated other comprehensive loss	(0.1)

Total stockholders’ equity	330.3

Total liabilities and equity	$576.1

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	Three Months 2007
Cash Flows from Operating Activities
Net income	$7.8
Adjustments to net income

Depreciation and amortization	1.7
Gain on sale of property and equipment	—
Deferred income taxes	(0.1)
Loss on extinguishment of debt	1.8
Stock based compensation expense	0.3
Excess tax benefit from exercise of stock options	(0.3)
Change in receivables	—
Change in other current assets	(5.2)
Change in current liabilities	20.6
Other	0.1

Net cash provided by operating activities	26.7

Cash Flows from Investing Activities
Capital expenditures	(0.9)
Proceeds from sales of property and equipment	—

Net cash used for investing activities	(0.9)

Cash Flows from Financing Activities
Book overdraft	(3.1)
Proceeds of long-term debt, net of debt issuance costs	58.2
Proceeds from issuance of common stock	0.5
Excess tax benefit from exercise of stock options	0.3
Dividends paid to shareholders	(5.6)
Purchase and retirement of Pacer common stock	(9.8)
Debt, revolver, net and capital lease payments	(59.0)

Net cash used for financing activities	(18.5)

Effect of exchange rate changes on cash	—

Net change in cash and cash equivalents	7.3

Cash at beginning of period	—

Cash at end of period	$7.3

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	1st Quarter 2007
	Intermodal	Logistics	Corp./Elim.	Consolidated
	($ in millions)
Revenues	$373.5	$91.7	$(0.1)	$465.1
Cost of purchased transportation	288.8	75.1	(0.1)	363.8
Direct operating expenses	34.3	—		34.3
Selling, general & admin. Expenses [1]	29.7	16.5	4.7	50.9
Depreciation expense	1.5	0.2	—	1.7

Income from operations	19.2	(0.1)	(4.7)	14.4
Interest expense, net				1.6

Income before income taxes				12.8
Income taxes				5.0

Net income [1]				$7.8

Diluted Earnings Per Share [1]				$0.21

[1]

Includes a $1.8 million pre-tax charge for employee termination costs ($0.8 million on the Logistics segment and $0.5 million each on the Intermodal segment and corporate), $1.1 million after-tax or $0.03 per diluted share.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	1st Quarter
	2007	2006	Variance	%
Segments

Revenues
Intermodal	$373.5	$373.5	$—	0.0%
Logistics	91.7	96.0	(4.3)	-4.5%
Cons. Entries	(0.1)	(0.1)	—	0.0%

Total	$465.1	$469.4	$(4.3)	-0.9%

Income from Operations [1]
Intermodal	$19.2	$29.3	$(10.1)	-34.5%
Logistics	(0.1)	(0.6)	0.5	83.3%
Corporate	(4.7)	(4.3)	(0.4)	-9.3%

Total	$14.4	$24.4	$(10.0)	-41.0%

Net Income [1]	$7.8	$13.9	$(6.1)	-43.9%
Diluted Earnings per Share [1]	$0.21	$0.36	$(0.15)	-41.7%

[1]

2007 includes a $1.8 million pre-tax charge for employee termination costs ($0.8 million on the Logistics segment and $0.5 million each on the Intermodal segment and corporate), $1.1 million after-tax or $0.03 per diluted share.